UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

MOTION ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39618	85-2515483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller 405 Lexington Avenue, 11th Floor New York, NY	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable warrant	MOTNU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	MOTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	MOTNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2021, Motion Acquisition Corp., a Delaware corporation (“Motion”), Motion Acquisition LLC, a Delaware limited liability company (“Sponsor”), and Ambulnz, Inc., a Delaware corporation (the “DocGo”), amended and restated that certain Sponsor Agreement, dated March 8, 2021, by and among Motion, Sponsor and DocGo (such amended and restated agreement, the “A&R Sponsor Agreement”).

Pursuant to the A&R Sponsor Agreement, Sponsor agreed to, among other things, forfeit and defer certain amounts of the shares of Motion Class A common stock it holds in relation to the number of shares that holders of Motion Class A common stock sold in Motion’s initial public offering sought redemption in connection with the consummation of the transactions (the “Business Combination”) contemplated by that certain Merger Agreement, dated as of March 8, 2021 (the “Merger Agreement”), by and among Motion, Motion Merger Sub Corp. and DocGo, in each case as set forth in the A&R Sponsor Agreement.

Pursuant to the Merger Agreement, DocGo’s obligation to consummate the Business Combination was conditioned upon, among other things, the funds contained in Motion’s trust account, after taking into account (i) redemptions of Motion Class A common stock and other permitted disbursements, (ii) unpaid transaction expenses of Motion and DocGo and (iii) the proceeds of those certain subscription agreements, dated March 8, 2021, entered into by and between Motion and certain investors, equaling or exceeding $175,000,000 (the “Minimum Cash Closing Condition”). Pursuant to the A&R Sponsor Agreement, DocGo has agreed to waive the Minimum Cash Closing Condition provided that the aggregate amount of unpaid transaction expenses of Motion and DocGo incurred in connection with the Business Combination does not exceed $29 million.

The foregoing description of the A&R Sponsor Agreement is not complete and is qualified in its entirety by reference to the complete text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 2, 2021, Motion held an annual meeting of stockholders (“Meeting”), by means of live audio webcast, which was called to approve the proposals relating to the entry into and consummation of the previously announced Merger Agreement, dated as of March 8, 2021 (the “Merger Agreement”), by and among Motion, Motion Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (the “DocGo”). An aggregate of 8,301,431 shares of Motion’s Class A common stock, which represents a quorum of the outstanding common stock entitled to vote on the record date of September 9, 2021, were represented at the Meeting in person (which includes presence at the virtual meeting) or by proxy.

Motion’s stockholders voted on the following proposals at the Meeting, each of which was approved and each of which is described in greater detail in the definitive proxy statement/prospectus (File No. 333-257681) filed by Motion with the Securities and Exchange Commission on October 14, 2021:

The Business Combination Proposal – To approve and adopt the Merger Agreement, and the transactions contemplated therein (the “Transactions”), including the merger of Merger Sub with and into DocGo, with DocGo surviving the merger as a wholly-owned subsidiary of Motion (the “Merger”) and the issuance of shares of Motion common stock to DocGo’s stockholders in the Merger. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,911	69,250	0	0

The Charter Proposals – To approve amendments to Motion’s current amended and restated certificate of incorporation, to:

a. provide for one class of common stock as opposed to the two series of common stock under Motion’s existing certificate of incorporation (the “Existing Charter”). The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,900	69,526	5	0

b. increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 50,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,900	69,531	0	0

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c. require an affirmative vote of holders of at least two-thirds (66⅔%) of the voting power of all of the then outstanding shares of voting stock following the consummation of the Transactions to amend, alter, repeal or rescind certain provisions of the proposed amended and restated certificate of incorporation (the “Proposed Charter”). The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,905	69,526	0	0

d. require an affirmative vote of holders of at least two-thirds (66⅔%) of the voting power of all of the then outstanding shares of voting stock of following the consummation of the Transactions for stockholders to amend, alter, repeal or rescind any provision of the bylaws. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,905	69,526	0	0

e. provide for the removal of directors with cause only by stockholders voting at least two-thirds (66⅔%) of the voting power of all of the then outstanding shares of voting stock of following the consummation of the Transactions. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,900	69,531	0	0

f. provide that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board of directors then in office. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,895	69,531	5	0

g. provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of the board of directors, or the chief executive officer. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,905	69,526	0	0

h. provide that any increase or decrease in the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding) requires the affirmative vote of the holders of the majority of the voting power of the stock entitled to vote generally in the election of directors. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,900	69,526	5	0

i. replace the Existing Charter with the Proposed Charter and remove the various provisions applicable only to special purpose acquisition companies that will no longer be applicable to Motion after the consummation of the Transactions, including the elimination of Article IX (Business Combination Requirements) from the Existing Charter and changing Motion’s name from “Motion Acquisition Corp.” to “DocGo Inc.” immediately following the effective time of the Merger (the “Effective Time”). The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,900	69,526	5	0

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The Director Election Proposal — To elect seven directors to the board of directors of Motion to serve following the consummation of the Merger. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld	Broker Non-Vote
Stan Vashovsky	8,231,875	0	69,556
Chris Fillo	8,017,478	0	283,953
Ely D. Tendler	8,047,558	0	253,873
Ira Smedra	8,300,895	0	536
Steven Katz	8,300,895	0	536
James M. Travers	8,047,558	0	253,873
Michael Burdiek	8,047,558	0	253,873

The NASDAQ Proposal – To approve the issuance of New DocGo Common Stock in the Merger in an amount greater than 20% of the number of shares of Motion Common Stock before such issuances and the issuance of New DocGo Common Stock resulting in a change of control of Motion, as such approval is required by the rules of the Nasdaq Stock Market. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
8,231,972	69,939	0	0

The Incentive Plan Proposal – To approve the DocGo Inc. 2021 Stock Incentive Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Motion’s stockholders:

For	Against	Abstain	Broker Non-Votes
7,494,547	806,884	0	0

Because each of the foregoing proposals were approved and because Motion and DocGo did not anticipate requiring additional time to complete the Merger, the proposal to adjourn the Meeting to a later date or dates was not presented at the Meeting.

Item 7.01. Regulation FD Disclosure.

On November [2], 2021, Motion and DocGo issued a press release announcing the results of the Meeting. The press release is attached as Exhibit 99.1 hereto.

The information set forth under this Item 7.01, including the exhibit hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	A&R Sponsor Agreement, dated November 4, 2021, by and among Motion Acquisition Corp., Motion Acquisition LLC and Ambulnz, Inc.
99.1	Press release, dated November 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTION ACQUISITION CORP.

Dated: November 4, 2021	By:	/s/ Michael Burdiek
	Name:	Michael Burdiek
	Title:	Chief Executive Officer

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